UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 4, 2007

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Executive Drive, Suite 408, Plainview, New York 11803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 349-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in a Material Definitive Agreement; and

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On  October 4, 2007, Bruce Stephens resigned as chief executive officer and a member of the Board of Directors of SFG Financial Corporation (the “Company”).  Mr. Stephens did not serve on any committees of the Board.

On October 4, 2007, Leonard A. Neuhaus was employed as President and Chief Executive Officer of the Company.  Mr. Neuhaus, 48, was appointed as a member of the Company’s Board of Directors on September 24, 2007.  Mr. Neuhuas served as Chief Operating Officer of National Investment Managers, Inc. from December 2005 until May 2007, where he also served as Chief Financial Officer between March 9, 2005 and February 2007.  Mr. Neuhaus served as the Chief Financial Officer of Duncan Capital Financial Group, Inc. from January 2005 through March 2005. Mr. Neuhaus, a certified public accountant, spent eight years in the practice of public accounting in regional and international firms, including BDO Seidman. For the five years prior to joining National Investment Managers, Inc., Mr. Neuhaus served as a self-employed consultant for Credit Lyonnais, Bank of America, Hauppauge Digital, Inc., and others. Mr. Neuhaus received a B.A. in Accounting and Information Systems from Queens College in 1980.

Under the terms of the employment agreement entered into between the Company and Mr. Neuhaus on October 4, 2007, Mr. Neuhaus will be employed as President and Chief Executive Officer for an initial term of three years.  The term shall automatically extend for additional one year terms unless either party provides notice of termination at least 60 days prior to the end of the term.  The Company also agreed to appoint Mr. Neuhaus as a member of the Board of Directors for so long as he shall be employed.  Mr. Neuhaus shall receive base salary of restricted stock grants in the following amounts:

	Salary	Restricted Stock
Year One	$200,000	250,000

Year Two	$215,000	300,000

Year Three	$225,000	350,000

In addition, In the event the Company shall have earnings before interest, taxes, depreciation and amortization (“EBITDA”), for the following years, the Company shall issue additional restricted shares of common stock to Mr. Neuhaus, as set forth below:

	Target	Bonus
Year Ended January 31,	EBITDA	Shares

2009	$1	500,000
2010	$2,000,000	600,000
2011	$10,000,000	1,000,000

In the event the Company achieves EBITDA of at least 25% of the target EBITDA during the second or third years of the term of the Agreement, Mr. Neuhaus shall earn and be issued a pro rata amount of the bonus shares for achievement of 25%, 50% and 75% of the target EBITDA.

Mr. Neuhaus shall be entitled to customary benefits and expense reimbursements, including payment of his auto expenses.

In the event of the expiration or termination of the Agreement other than for cause, Mr. Neuhaus is entitled to receive a lump sum payment equal to the amount payable until the expiration of the term of the agreement, plus an amount equal to one week of his then current base salary for each month of service, with a minimum of three months payment.

Mr. Neuhaus also agree to customary non-solicitation and non-competition provisions.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement between SFG Financial Corporation and Leonard Neuhaus, dated as of October 4, 2007

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

	By:	/s/ LEONARD NEUHAUS
Leonard Neuhaus
President and CEO

Dated: October 5, 2007